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                                                                   Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors

DIVERSIFIED SECURITY SOLUTIONS, INC.


         We consent to the inclusion in this Amendment No. 5 to the Registration Statement on Form SB-2 (File No. 333-94477) of our report dated January 30, 2001, except for Notes 6(a), (c) and 12 which is August 28, 2001 and Note 14 which is October 19, 2001, on our audit of the financial statements of Diversified Security Solutions, Inc. We also consent to the reference to our firm under the headings 'Experts' and 'Selected Financial Data' in the prospectus.


                                               DEMETRIUS & COMPANY, LLC


Wayne, New Jersey
October 26, 2001